Icahn Enterprises L.P. Investor Presentation August 2014

Forward-Looking Statements and Non-GAAP Financial Measures

Forward-Looking Statements

This presentation contains certain statements that are, or may be deemed to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements that relate solely to historical fact, are "forward-looking statements." Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management's current plans and beliefs or current estimates of future results or trends. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed," "should be" and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them. However, there can be no assurance that these expectations, beliefs and projections will result or be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this presentation. These risks and uncertainties are described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation. Except to the extent required by law, we undertake no obligation to update or revise forward-looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This presentation contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Indicative Net Asset Value and Adjusted Net Income.

The non-GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U.S. GAAP. These non-GAAP measures should be evaluated only on a supplementary basis in connection with our U.S. GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

Investment Highlights IEP stock performance has meaningfully outpaced all its peers 3 (1) April 1, 2009 is the approximate beginning of the economic recovery. Source: Bloomberg. Includes reinvestment of distributions. Based on the share price as of July 31, 2014. Time Period IEP Berkshire Leucadia Loews S&P 500 Dow Jones Russell 2000 3 Years ended July 31, 2014 164% 69% -22% 8% 59% 47% 47% 5 Years ended July 31, 2014 215% 94% 8% 45% 117% 106% 115% 7 Years ended July 31, 2014 37% 71% -29% -7% 55% 52% 59% April 1, 2009(1) through July 31, 2014 382% 117% 78% 97% 171% 151% 184% January 1, 2000 through July 31, 2014 1622% 235% 264% 372% 73% 104% 168% April 1, 2009(1) through July 31, 2014 34.3% 15.6% 11.5% 13.6% 20.5% 18.8% 21.6% January 1, 2000 through July 31, 2014 21.5% 8.7% 9.3% 11.2% 3.8% 5.0% 7.0% Gross Return on Investment in Stock Annualized Return

Investment Highlights 4 Mr. Icahn believes there has never a better time for activist investing, if practiced properly, than today. – Several factors are responsible for this: 1) low interest rates, which make acquisitions much less costly and therefore much more attractive, 2) abundance of cash rich companies that would benefit from making synergistic acquisitions, and 3) the current awareness by many institutional investors that the prevalence of mediocre top management and non-caring boards at many of America's companies must be dealt with if we are ever going to end high unemployment and be able to compete in world markets – But an activist catalyst is often needed to make an acquisition happen – We, at IEP, have spent years engaging in the activist model and believe it is the catalyst needed to drive highly accretive M&A and consolidation activity – As a corollary, low interest rates will greatly increase the ability of the companies IEP controls to make judicious, friendly or not so friendly, acquisitions using our activist expertise Proven track record of delivering superior returns IEP total stock return of 1,622% (1) since January 1, 2000 – S&P 500, Dow Jones Industrial and Russell 2000 indices returns of approximately 73%, 104% and 168% respectively over the same period Icahn Investment Funds performance since inception in November 2004 – Total return of approximately 293% (2) and compounded average annual return of approximately 15% (2) – Returns of 33.3%, 15.2%, 34.5%, 20.2% (3) , 30.8% and 10.2% in 2009, 2010, 2011, 2012, 2013, and YTD 2014 (4) respectively Recent Financial Results – Adjusted Net Income attributable to Icahn Enterprises of $612 million (5) for the six months ended June 30, 2014 – Indicative Net Asset Value of approximately $10.2 billion as of June 30, 2014 – LTM June 30, 2014 adjusted EBITDA attributable to Icahn Enterprises of approximately $2.2 billion $6.00 annual distribution (5.8% yield as of July 31, 2014) (1) Source: Bloomberg. Includes reinvestment of distributions. Based on the share price as of July 31, 2014. (2) Returns calculated as of June 30, 2014. (3) Return assumes that IEP’s holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity. (4) For the six months ended June 30, 2014 (5) See slide 41 for the adjusted net income calculation

The Icahn Strategy Across all of our businesses, our success is based on a simple formula: we seek to find undervalued companies in the Graham &Dodd tradition, a methodology for valuing stocks that primarily looks for deeply depressed prices. However, while the typical Graham & Dodd value investor purchases undervalued securities and waits for results, we often become actively involved in the companies we target. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve shareholder value, to acquiring a controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. This activism has brought aboutvery strong returns over the years. Today, we are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Automotive, Energy, Metals, Railcar, Gaming, Food Packaging, Real Estate and Home Fashion. Through our Investment segment, as of July 31, 2014, we have significant positions in various investments, which include Apple Inc. (AAPL), eBay Inc. (EBAY), Chesapeake Energy (CHK), HerbalifeLtd. (HLF), Mentor Graphics Corporation (MENT), Netflix (NFLX), Transocean Ltd. (RIG), Nuance Communications, Inc. (NUAN), Talisman Energy Inc. (TLM), Hologic Inc. (HOLX) and Navistar International Corp. (NAV), Seventy Seven Energy Inc. (SSE). Several of our operating businesses started out as investment positions in debt or equity securities, held either directly byour Investment segment or Mr. Icahn. Those positions ultimately resulted in control or complete ownership of the target company. Most recently, we acquired a controlling interest in CVR Energy, Inc. (‘‘CVR’’) which started out as a position in our Investment segment and is now an operating subsidiary that comprises our Energy segment. As of July 31, 2014, based on the closing sale price of CVR stock and distributions since we acquired control, we had a gain of approximately $2.5 billion on our purchase of CVR. The recent acquisition of CVR, like our other operating subsidiaries, reflects our opportunistic approach to value creation, through which returns may be obtained by, among other things, promoting change through minority positions at targeted companies in our Investment segment or by acquiring control of those target companies that we believe we could run more profitably ourselves. In 2000, we began to expand our business beyond our traditional real estate activities, and to fully embrace our activist strategy. On January 1, 2000, the closing sale price of our depositary units was $7.625 per depositary unit. On July 31, 2014, our depositary units closed at $103.95 per depositary unit, representing an increase of approximately 1,622% since January 1, 2000 (including reinvestment of distributions into additional depositary units and taking into account in-kind distributions of depositary units). Comparatively, the S&P 500, Dow Jones Industrial and Russell 2000 indices increased approximately 73%, 104% and 168%, respectively, over the same period (including reinvestment of distributions into those indices). During the next several years, we see a favorable opportunity to follow an activist strategy that centers on the purchase of target stock and the subsequent removal of any barriers that might interfere with a friendly purchase offer from a strong buyer. Alternatively, in appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through suchopportunistic acquisitions. We believe that the companies that we target for our activist activities are undervalued for many reasons, often including inept management. Unfortunately for the individual investor, in particular, and the economy, in general, many poor management teams are often unaccountable and very difficult to remove. 5

The Icahn Strategy (continued) Unlike the individual investor, we have the wherewithal to purchase companies that we feel we can operate more effectively than incumbent management. In addition, through our Investment segment, we are in a position to pursue our activist strategy by purchasing stock or debt positions and trying to promulgate change through a variety of activist approaches, ranging from speaking and negotiating with the board and CEO to proxy fights, tender offers and taking control. We work diligently to enhance value for all shareholders and we believe that the best way to do this is to make underperforming management teams and boards accountable or to replace them. The Chairman of the Board of our general partner, Carl C. Icahn, has been an activist investor since 1980. Mr. Icahn believesthat he has never seen a time for activism that is better than today. Many major companies have substantial amounts of cash. We believe that they are hoarding cash, rather than spending it, because they do not believe investments in their business will translate to earnings. We believe that one of the best ways for many cash-rich companies to achieve increased earnings is to use their large amounts ofexcess cash, together with advantageous borrowing opportunities, to purchase other companies in their industries and take advantage of the meaningful synergies that could result. In our opinion, the CEOs and Boards of Directors of undervalued companies that would be acquisition targets are the major road blocks to thislogical use of assets to increase value, because we believe those CEOs and boards are not willing to give up their power and perquisites, even if they have done a poor job in administering the companies they have been running. In addition, acquirers are often unwilling to undertake the arduous task of launching a hostile campaign. This is precisely the situation in which a strong activist catalyst is necessary. We believe that the activist catalyst adds value because, for companies with strong balance sheets, acquisition of their weaker industry rivals is often extremely compelling financially. We further believe that there are many transactions that make economic sense, even at a large premiumover market. Acquirers can use their excess cash, that is earning a very low return, and/or borrow at the advantageous interest rates now available, to acquire a target company. In either case, an acquirer can add the target company’s earnings and the income from synergies to the acquirer’s bottom line, at a relatively low cost. Butfor these potential acquirers to act, the target company must be willing to at least entertain an offer. We believe that often the activist can step in and remove the obstacles that a target may seek to use to prevent an acquisition. It is our belief that our strategy will continue to produce strong results into the future, and that belief is reflected in the action of the board of directors of our general partner, which announced in March 2014, a decision to modify our distribution policy to increase our annual distribution to $6.00 per depositary unit. We believe that the strong cash flow and asset coverage from our operating segments will allow us to maintain a strong balance sheet and ample liquidity. In our view Icahn Enterprises is in a virtuous cycle. We believe that our depositary units will give us another powerful activist tool, allowing us both to use our depositary units as currency for tender offers and acquisitions (both hostile and friendly) where appropriate. All of these factors will, in our opinion, contribute to making our activism even more efficacious, which we expect to enhance our results and stock value. 6

Company Overview 7

Overview of Icahn Enterprises Icahn Enterprises L.P. is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion IEP is majority owned and controlled by Carl Icahn – Over the last several years, Carl Icahn has contributed most of his businesses to and executed transactions primarily throughIEP – Approximately $600 million of equity raised in 2013 to broaden our shareholder base and improve liquidity – Issued $5 billion of new senior notes in January 2014 which refinanced $3.5 billion of existing senior notes and provided $1.3 billion of additional liquidity. – As of June 30, 2014, affiliates of Carl Icahn owned approximately 88% of IEP’s outstanding depositary units IEP benefits from increasing cash flows from its subsidiaries: – CVR Energy: $3.00 per share annual dividend, $2.00 per share in special dividends paid thus far in 2014 and $12.00 per share in special dividends paid in 2013 – CVR Refining: $3.68 per common unit of distributions declared in 2013 and $1.94 per common unit of distributions declared for the first six months of operation in 2014 – American Railcar Inc: $1.60 per share annual dividend – American Railcar Leasing will generate recurring cash flows IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis (1) Investment segment total assets represents book value of equity. 8 ($ millions) Segment Total (% of Total) Total (% of Total) Total (% of Total) Total (% of Total) Investment (1) $ 10,778 34.2% $ 2,843 12.9% $ 2,654 62.0% $ 1,210 54.0% Automotive 7,787 24.7% 7,043 32.0% 634 14.8% 508 22.7% Energy 6,030 19.2% 9,515 43.2% 666 15.6% 389 17.4% Metals 321 1.0% 812 3.7% (14) -0.3% (14) -0.6% Railcar 2,684 8.5% 787 3.6% 353 8.2% 197 8.8% Gaming 1,061 3.4% 669 3.0% 68 1.6% 48 2.1% Food Packaging 437 1.4% 355 1.6% 67 1.6% 51 2.3% Real Estate 785 2.5% 93 0.4% 48 1.1% 48 2.1% Home Fashion 223 0.7% 179 0.8% 5 0.1% 5 0.2% Holding Company 1,388 4.4% (284) -1.3% (202) -4.7% (202) -9.0% Total $ 31,494 100.0% $ 22,012 100.0% $ 4,279 100.0% $ 2,240 100.0% As of June 30, 2014 LTM June 30, 2014 Assets Revenue Adjusted EBITDA Adj. EBITDA Attrib. to IEP

Summary Corporate Organizational Chart



Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
As of June 30, 2013, Icahn Enterprises had investments with a fair market value of approximately $5.1 billion in the Investment Funds
Icahn Capital LP
100%
One of the largest independent metal recycling companies in the US
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of home textile products for nearly 200 years
WestPoint Home LLC
100%
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
Viskase Companies Inc. (OTCPK:VKSC)
73%
56%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer of hopper and tank railcars and provider of railcar repair and maintenance services
75%
American Railcar Leasing LLC
Leading North American lessor of approximately 31,000 hopper and tank railcars
68%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Multi-jurisdictional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Louisiana and Aruba
81%
Federal-Mogul Holdings Corp. (NasdaqGS:FDML)
Leading global supplier to the automotive, aerospace, energy, heavy duty truck, industrial, marine, power generation and auto aftermarket industries
82%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns majority interests in two separate operating subsidiaries
67%
53%
4%
CVR Refining, LP (NYSE: CVRR)
185,000 bpd oil refining company in the mid-continent region of the United States
CVR Partners, LP (NYSE: UAN)
Producer and distributor of nitrogen fertilizer products

Note: Percentages denote equity ownership as of June 30, 2014. Excludes intermediary and pass through entities.

9

Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Global market share leader in each of its principal product categories with a long history of quality and strong brand names Geographically diverse, regional properties in major gaming markets with significant consolidation opportunities 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non-edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market Our railcar segment is a leading, vertically integrated manufacturer of railcars, railcar services and railcar leasing. Strategically located mid-continent petroleum refiner and nitrogen fertilizer producer generating record profitability Long-term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC IEP’s subsidiary companies possess key competitive strengths and / or leading market positions IEP seeks to create incremental value by investing in organic growthand targeting businesses that offer consolidation opportunities - Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 10

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to nine operating segments and approximately $39 billion of assets as of June 30, 2014
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results
- IEP's record is based on a long-term horizon that can enhance business value and facilitate a profitable exit strategy
  - In 2006, IEP sold its oil and gas assets for $1.5 billion, resulting in a net pre-tax gain of $0.6 billion
  - In 2008, IEP sold its investment in American Casino & Entertainment Properties LLC for $1.2 billion, resulting in a pre-tax gain of $0.7 billion
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions

Timeline of Recent Acquisitions and Exits

As of December 31, 2006
- Mkt. Cap: $5.3bn
- Total Assets: $4.2bn

Current(1)
- Mkt. Cap: $12.5bn
- Total Assets: $38.6bn

Investment Management
8/8/07: Acquired investment advisory business, Icahn Capital Management

American Casino & Entertainment Properties
2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar Industries
1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

Tropicana Entertainment
11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Refining & CVR Partners
2013: CVR Refining completed IPO and secondary offering on 1/16/13 and 5/14/13, respectively. CVR Partners completed a secondary offering on 5/22/13.

Year / Returns:(3)

2006	2007	2008	2009	2010	2011	2012	2013	YTD 2014
37.8%	12.3%	(35.6%)	33.3%	15.2%	34.5%	20.2% (4)	30.8%	10.2% (5)

Oil and Gas Assets(2)
11/21/06: Sold oil and gas assets to a strategic buyer for $1.5 billion resulting in a pre-tax gain of $0.6 billion

PSC Metals
11/5/07: Acquired 100% of the equity of PSC Metals from companies wholly owned by Carl Icahn

Federal-Mogul
7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase
1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depositary units

CVR Energy, Inc.
5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing LLC
10/2/13: Acquired a 75% interest in ARL from companies wholly owned by Carl Icahn

(1) Market capitalization as of July 31, 2014 and balance sheet data as of June 30, 2014.
(2) Oil and gas assets included National Energy Group, Inc., TransTexas Gas Corporation and Panaco, Inc.
(3) Percentages represents weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(4) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were approximately 6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(5) For the six months ended June 30, 2014

11

IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies Activist strategy requires significant capital, rapid execution and willingness to take control of companies Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt IEP pursues its activist strategy and seeks to promulgate change x Dealing with the board and management x Proxy fights x Tender offers x Taking control With over 300 years of collective experience, IEP’s investment and legal team is capable of unlocking a target’s hidden value x Financial / balance sheet restructuring x Operation turnarounds x Strategic initiatives x Corporate governance changes IEP is a single, comprehensive investment platform - Corporate structure provides IEP the optionality to invest in any security, in any industry and during any cycle over a longer term time horizon Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist strategy - IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn Putting Activism into Action 12

Significant Experience Optimizing Business Strategy and Capital Structure

- IEP's management team possesses substantial strategic and financial expertise
  - Maintains deep knowledge of capital markets, bankruptcy laws, mergers and acquisitions and transaction processes
- Active participation in the strategy and capital allocation for targeted companies
  - Not involved in day-to-day operations
- IEP will make necessary investments to ensure subsidiary companies can compete effectively

Select Examples of Strategic and Financial Initiatives

	FEDERAL MOGUL	CVR Energy
Situation Overview	▪ Historically, two businesses had a natural synergy – Motorparts benefitted from OEM pedigree and scale ▪ Review of business identified numerous dis-synergies by having both under one business – Different customers, methods of distribution, cost structures, engineering and R&D, and capital requirements	▪ Structured as a C-Corporation – Investors seeking more favorable alternative structures ▪ Review of business identifies opportunity for significant cash flow generation – High quality refiner in underserved market – Benefits from increasing North American oil production – Supported investment in Wynnewood refinery and UAN plant expansion ▪ Strong investor appetite for yield oriented investments
Strategic / Financial Initiative	▪ Adjust business model to separate OEM Powertrain and Motorparts into two separate segments	▪ Contributed assets to a separate MLP and subsequently launched CVR Refining IPO and secondary offerings; completed CVR Partners secondary offering
Result	▪ Separation will improve management focus and maximize value of both businesses	▪ CVR Energy stock up 116%, including dividends, from tender offer price of $30.00(1)

(1) Based on CVR Energy's current stock price as of July 31, 2014.

13

Deep Team Led by Carl Icahn

- Led by Carl Icahn
  - Substantial investing history provides IEP with unique network of relationships and access to Wall Street
- Team consists of approximately 20 professionals with diverse backgrounds
  - Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit

Name	Title	Years at Icahn	Years of Industry Experience
Keith Cozza	President & Chief Executive Officer, Icahn Enterprises L.P.	10	13
SungHwan Cho	Chief Financial Officer, Icahn Enterprises L.P.	8	16
Vincent J. Intrieri	Senior Managing Director, Icahn Capital	16	30
Samuel Merksamer	Managing Director, Icahn Capital	6	11
Brett Icahn	Portfolio Manager, Sargon Portfolio	11	11
David Schechter	Portfolio Manager, Sargon Portfolio	10	17
Keith Schaitkin	General Counsel, Icahn Enterprises L.P.	14	35
Jonathan Christodoro	Managing Director, Icahn Capital	2	13

14

Overview of Operating Segments 15

Segment: Investment

Company Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds") managed by the Investment segment
  - The Funds returned all capital to third-party investors during fiscal 2011
- Fair value of IEP's interest in the Funds was $5.1 billion as of June 30, 2014
- IEP has daily liquidity through its ability to redeem its investment in the funds on a daily basis

Historical Segment Financial Summary

Investment Segment ($ millions)	FYE December 31, 2011[1]	FYE December 31, 2012	FYE December 31, 2013	LTM June 30, 2014
Select Income Statement Data:				
Total revenues	$ 1,882	$ 398	$ 2,031	$ 2,843
Adjusted EBITDA	1,845	374	1,912	2,654
Net income	1,830	372	1,902	2,544
Adjusted EBITDA attrib. to IEP	$ 876	$ 158	$ 816	$ 1,210
Net income attrib. to IEP	868	157	812	1,157
Select Balance Sheet Data[2]:				
Total equity	$ 6,668	$ 5,908	$ 8,353	$ 10,778
Equity attributable to IEP	3,282	2,387	3,696	5,092

Highlights and Recent Developments

- Since inception in November 2004, the Funds' gross return is approximately 293%, representing an annualized rate of return of 15% through June 30, 2014
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., Amylin, Genzyme, Motorola)
  - Corporate governance changes (e.g., Chesapeake)
- Core positions typically require significant long-term capital (>$500 million) and rapid execution
- Recent notable investment wins:
  - Apple, Chesapeake, CVR Energy, El Paso, Family Dollar, Forest Labs, Genzyme, Hain Celestial, Herbalife, Netflix
- Our Investment segment is comprised of certain interests that we purchased from Mr. Icahn on August 8, 2007 and the Funds. The acquisition of these interests from Mr. Icahn was accounted for as a combination of entities under common control and we consolidated them on an as-if-pooling basis.
- The Funds returned all fee-paying capital to their investors during fiscal 2011, which payments were funded through cash on hand and borrowings under existing credit lines.
- The Funds' historical gross returns prior to 2007 are for indicative purposes only and did not have an effect on the financial performance and results of operations for IEP during such period
- Gross returns of 33.3%, 15.2%, 34.5%, 20.2%[3], 30.8%, 10.2% in 2009, 2010, 2011, 2012, 2013, and YTD 2014[4] respectively

(1) In November 2010, IEP acquired a controlling interest in Tropicana while Tropicana common shares and debt were still held by the Investment Funds. The Tropicana shares and debt were not distributed out of the funds to Icahn Enterprises Holdings until mid 2011. The return on the funds included the profits and losses of the Tropicana debt and equity until the time of distribution to the holding company. These profits and losses are eliminated in consolidation for 2011 and are presented here net of eliminations.
(2) Balance Sheet data as of the end of each respective fiscal period.
(3) 2012 gross return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(4) For the six months ended June 30, 2014.

16

Icahn Capital

Historical Gross Returns[1]



17.9%
37.8%
12.3%
(35.6%)
33.3%
15.2%
34.5%
20.2%[2]
30.8%
10.2%
2005
2006
2007
2008
2009
2010
2011
2012
2013
YTD 2014[3]

Significant Holdings

As of June 30, 2014[4]		
Company	Mkt. Value ($mm)[5]	% Ownership[6]
	$4,903	0.9%
Forest Laboratories, Inc.	$3,036	11.3%
Chesapeake	$2,065	10.0%
ebay	$1,542	2.4%
NUANCE	$1,141	19.1%

As of December 31, 2013[4]		
Company	Mkt. Value ($mm)[5]	% Ownership[6]
	$2,654	0.5%
Forest Laboratories, Inc.	$1,841	11.4%
Chesapeake	$1,803	10.0%
HERBALIFE	$1,335	16.8%
Transocean	$1,061	6.0%

As of December 31, 2012[4]		
Company	Mkt. Value ($mm)[5]	% Ownership[6]
Forest Laboratories, Inc.	$1,083	11.5%
Chesapeake	$992	9.0%
NETFLIX	$514	10.0%
The Hain Celestial Group	$393	15.6%
Mentor Graphics	$274	14.3%

(1) Represents a weighted-average composite of the gross returns, net of expenses for the Investment Funds.
(2) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(3) For the six months ended June 30, 2014
(4) Aggregate ownership held directly by IEP, as well as Carl Icahn and his affiliates. Based on most recent 13F Holdings Reports, 13D filings or other public filings available as of specified date.
(5) Based on closing share price as of specified date.
(6) Total shares owned as a percentage of common shares issued and outstanding.

17

Segment: Energy

Company Description

- CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP (NYSE:UAN)
  - CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States
  - CVR Partners is a leading nitrogen fertilizer producer in the heart of the Corn Belt

Historical Segment Financial Summary

Energy Segment ($ millions)	FYE December 31, 2012[1]	FYE December 31, 2013	LTM June 30, 2014
Select Income Statement Data:			
Total revenues	$ 5,519	$ 9,063	$ 9,515
Adjusted EBITDA	977	869	666
Net income	338	479	334
Adjusted EBITDA attrib. to IEP	$ 787	$ 556	$ 389
Net income attrib. to IEP	263	289	164
Select Balance Sheet Data[2]:			
Total assets	$ 5,743	$ 5,748	$ 6,030
Equity attributable to IEP	2,383	1,926	2,029

Highlights and Recent Developments

- Crude supply advantages supported by increasing North American crude oil production, decreasing North Sea production, transportation bottlenecks and geopolitical concerns
  - Strategic location allows CVR to benefit from access to price advantaged crude oil
- CVR Partners' expansion of UAN capacity completed in March 2013
- CVR Energy paid or declared special dividends aggregating to $2.00 per unit to date in 2014 and $12.00 per unit in 2013 and adopted a $3.00 per unit annual dividend policy
  - CVR Refining 2013 full year distribution was $3.68 per common unit and declared a distribution of $1.94 per common unit for the first six months of operation in 2014
  - CVR Partners 2013 full year distribution was $1.98 per common unit and declared a distribution of $0.71 per common unit for the first six months of operation in 2014

(1) IEP acquired a controlling interest in CVI on May 4, 2012 and therefore 2012 results only include performance from that date forward.
(2) Balance Sheet data as of the end of each respective fiscal period.

18

CVR Refining, LP (NYSE:CVRR)

CVR Refining, LP (NYSE:CVRR)

- Two PADD II Group 3 refineries with combined capacity of 185,000 barrels per day
- The Company enjoys advantages that enhance the crack spread
  - Has access to and can process price-advantaged mid-continent local and Canadian crude oils
  - Markets its products in a supply-constrained products market with transportation and crude cost advantage
- Strategic location and logistics assets provide access to price advantaged mid-continent, Bakken and Canadian crude oils
  - ~50,000 bpd crude gathering system, 350+ miles of pipeline, over 125 owned crude transports, a network of strategically located crude oil gathering tank farms and ~6.0 million bbls of owned and leased crude oil storage capacity

Key Operational Data (YTD 2014)[1]



Crude oil throughput (207,004 bpd)
Sweet 89.6%
Medium 0.9%
Heavy Sour 9.5%
Production (219,325 bpd)
Gasoline 48.7%
Distillate 41.9%
Other[2] 9.4%

Strategically Located Refineries and Supporting Logistics Assets

Refinery	Capacity (Mbpd)	Complexity
Coffeyville	115	12.9
Wynnewood	70	9.3
CVR Refining	185	11.5



Canada
Bakken
ND
MN
WI
SD
WY
Jackson
Salt Lake City
UT
NE
IA
IL
CO
Denver
DJ Basin (Niobrara)
KS
MO
Sioux Falls
Sioux City
Omaha
Des Moines
Kansas City
Topeka
Columbia
Wichita
Plainville
Jayhawk Pipeline
Anadarko Basin (Miss Lime)
Shidler
Cushing
Oklahoma City
Bartlesville
AR
Permian Basin
Midland
Wichita Falls
TX
LA
Houston
Freeport
Flanagan
Legend
Coffeyville Refinery
Wynnewood Refinery
Other PADD II Group 3 refineries
CVR Refining Crude Transportation
CVR Refining Crude Oil Pipeline
Third-Party Crude Oil Pipeline
CVR Refining Headquarters

(1) For the six months ended June 30, 2014
(2) Other includes pet coke, asphalt, natural gas liquids ("NGLs"), slurry, sulfur, gas oil and specialty products such as propylene and solvents, excludes internally produced fuel

19

CVR Partners, LP (NYSE:UAN)

CVR Partners, LP (NYSE:UAN)

- Attractive market dynamics for nitrogen fertilizer
  - Decreasing world farmland per capita
  - Increasing demand for corn (largest use of nitrogen fertilizer) and meat
  - Nitrogen represents ~62% of fertilizer consumption
  - Nitrogen fertilizers must be applied annually, creating stable demand
- Expansion of UAN capacity completed in Q1 2013
- United States imports a significant amount of its nitrogen fertilizer needs
- Cost stability advantage
  - 87% fixed costs compared to competitors with 80-90% variable costs tied to natural gas
- Strategically located assets
  - 53% of corn planted in 2013 was within $45/UAN ton freight rate of plant
  - ~$15/UAN ton transportation advantage to Corn Belt vs. U.S. Gulf Coast

Strategically Located Assets


WA
OR
ID
MT
ND
SD
MN
WI
WY
NE
IA
NV
UT
CO
CA
KS
MO
IL
AZ
NM
OK
AR
TX
ADDITIONAL SHIPMENTS EAST OF THE MISSISSIPPI

20

Segment: Automotive

Company Description

- Federal Mogul Holdings Corporation (NASDAQ:FDML) operates in two business segments: Powertrain and Motorparts
  - Powertrain focuses on original equipment powertrain products for automotive, heavy duty and industrial applications
  - Motorparts sells and distributes a broad portfolio of products in the global aftermarket, while also servicing original equipment manufacturers with certain products

Historical Segment Financial Summary

Automotive Segment ($ millions)	FYE December 31, 2011	FYE December 31, 2012	FYE December 31, 2013	LTM June 30, 2014
Select Income Statement Data:				
Total revenues	$ 6,937	$ 6,677	$ 6,876	$ 7,043
Adjusted EBITDA	679	513	587	634
Net income	168	(22)	263	270
Adjusted EBITDA attrib. to IEP	$ 512	$ 390	$ 459	$ 508
Net income attrib. to IEP	121	(24)	250	256
Select Balance Sheet Data[1]:				
Total assets	7,288	7,282	7,545	$ 7,787
Equity attributable to IEP	967	860	1,660	1,684

Corporate Highlights and Recent Developments

- $500 million rights offering completed in July 2013
- Secured $2.6 billion to refinance debt in April 2014, strengthening the liquidity and financial profile of the company

Powertrain Highlights

- Industry-leading powertrain products to improve fuel economy, reduce emission and enhance durability
- Over 1,700 patents for powertrain technology and market leading position in many product categories
- Investing in emerging markets where there are attractive opportunities for growth
- Introduced enhanced restructuring initiative to lower cost structure, improve manufacturing footprint and drive emerging market growth
- 2012 results impacted by severe drop in European light vehicle and global heavy duty production

Motorparts Highlights

- Aftermarket benefits from the growing number of vehicles on the road globally and the increasing average age of vehicles in Europe and North America
- Leader in each of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG, Fel-Pro
- Global distribution channels evolving
- Restructuring business with a focus on building low cost manufacturing footprint and sourcing partnerships
- Continually looking to make progress strengthening its product portfolio, enhancing its service levels and improving its cost structure
  - Completed purchase of Affinia chassis business and the Honeywell friction business

(1) Balance Sheet data as of the end of each respective fiscal period.

21

Powertrain Segment Motorparts Segment ProductLine Market Position ProductLine Market Position Pistons #1 in diesel pistons #2acrossall pistons Engine Global #1 Rings& Liners Market leader SealingComponents Global#1 in Gaskets ValveSeats and Guides Market leader Brake Pads / Components Global #1 Bearings Marketleader Chassis #1 North America #3 Europe Ignition #2 (following Beru sparkplug acquisition) Wipers #3 North America #3 Europe Sealing #4 Overall Ignition #2 North America #2 Europe Systems Protection Marketleader Federal-Mogul Corp.’s Leading Market Position 22

Segment: Railcar

Segment Description

- American Railcar Industries, Inc. ("ARI") (NASDAQ:ARII) operates in three business segments: manufacturing operations, railcar services and leasing
- American Railcar Leasing, LLC ("ARL"), a 75% owned subsidiary of IEP, is engaged in the business of leasing railcars.

Highlights and Recent Developments

- Railcar manufacturing remains strong
  - Approximately 9,530 railcar backlog as of June 30, 2014
  - Tank demand from increasing crude oil production from shale oil
  - Covered hopper car demand from increasing industrial manufacturing base in United States due to lower cost energy
    - Represents 36% of industry backlog, up from 16% at the end of 2013
  - Investments in vertical integration resulting in higher margins
- Growing railcar leasing business provides stability
  - Acquired 75% of ARL in Q4 2013
  - Combined ARL and ARI railcar lease fleets grew to 37,070 railcars as of June 30, 2014
- ARI dividend on an annualized basis is $1.60 per share of common stock

Historical Segment Financial Summary

Railcar Segment	FYE December 31,			LTM June 30,
($ millions)	2011	2012	2013	2014
Net Sales/Other Revenues From Operations:				
Manufacturing	$ 489	$ 853	$ 864	$ 944
Railcar leasing	188	214	277	319
Railcar services	65	65	73	72
Eliminations	(61)	(346)	(475)	(543)
Total	$ 681	$ 786	$ 739	$ 792
Gross Margin:				
Manufacturing	$ 48	$ 163	$ 197	$ 228
Railcar leasing	80	97	146	178
Railcar services	15	14	19	18
Eliminations	(1)	(48)	(109)	(137)
Total	$ 142	$ 226	$ 253	$ 287
Adjusted EBITDA attrib. to IEP	$ 27	$ 77	$ 111	$ 197
Net income attrib. to IEP	2	29	30	70
Total assets[1]	$ 2,107	$ 2,238	$ 2,547	$ 2,684
Equity attributable to IEP[1]	172	257	591	652

(1) Balance Sheet data as of the end of each respective fiscal period.

23

Segment: Gaming

Company Description

- Tropicana Entertainment Inc. (OTCPK:TPCA) operates nine casino facilities featuring approximately 447,000 square feet of gaming space with approximately 8,500 slot machines, 275 table games and 6,500 hotel rooms as of June 30, 2014
  - Nine casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Missouri, Louisiana and Aruba
  - Successful track record operating gaming companies, dating back to 2000

Historical Segment Financial Summary

Gaming Segment	FYE December 31,			LTM June 30,
($ millions)	2011	2012	2013	2014
Select Income Statement Data:				
Total revenues	$ 624	$ 611	$ 571	$ 669
Adjusted EBITDA	72	79	66	68
Net income	24	30	19	38
Adjusted EBITDA attrib. to IEP	$ 37	$ 54	$ 45	$ 48
Net income attrib. to IEP	13	21	13	27
Select Balance Sheet Data[1]:				
Total assets	$ 770	$ 852	$ 996	$ 1,061
Equity attributable to IEP	402	379	392	419

Highlights and Recent Developments

- Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses
  - Established measurable, property specific, customer service goals and objectives to meet customer needs
  - Utilize sophisticated customer analytic techniques to improve customer experience
  - Reduced corporate overhead by approximately 50% since acquiring Tropicana
- Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities
- Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets
  - Refinanced debt at attractive rates
  - On April 1, 2014, Tropicana acquired Lumière Place Casino in St. Louis, Missouri for $263 million in cash, which is subject to adjustments
- Pursuing opportunities in Internet gaming as states legalize online gaming
  - NJ Internet gaming launched November 2013
- Sold River Palms on July 1, 2014 for $7 million

(1) Balance Sheet data as of the end of each respective fiscal period.

24

Highlights and Recent Developments Future growth expected to be driven by changing diets of a growing middle class in emerging markets - Emerging market sales are approximately 50% of global sales in 2013 compared to 36% in 2007 - In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil Developed markets remain a steady source of income - Distribution channels to certain customers spanning more than 50 years Significant barriers to entry - Technically difficult chemical production process - Significant environmental and food safety regulatory requirements - Substantial capital cost. Refinanced debt in January 2014 at attractive rates Segment: Food Packaging Company Description Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry Leading worldwide manufacturer of non-edible cellulosic casings for small-diameter meats (hot dogs and sausages) - Leading manufacturer of non-edible fibrous casings for large-diameter meats (sausages, salami, hams and deli meats) Historical Segment Financial Summary 25 (1) Balance Sheet data as of the end of each respective fiscal period. Food Packaging LTM June 30, ($ millions) 2011 2012 2013 2014 Select Income Statement Data: Total revenues 338$ 341$ 346$ 355$ Adjusted EBITDA 48 57 67 67 Net income 6 6 43 57 Adjusted EBITDA attrib. to IEP 35$ 41$ 50$ 51$ Net income attrib. to IEP 4 4 32 42 Select Balance Sheet Data (1) : Total assets 350$ 355$ 405$ 437$ Equity attributable to IEP (1) (3) 55 42 FYE December 31,

Segment: Metals

Company Description

- PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)
  - Poised to take advantage of Marcellus and Utica shale energy driven investment

Historical Segment Financial Summary

Metals Segment ($ millions)	FYE December 31, 2011	FYE December 31, 2012	FYE December 31, 2013	LTM June 30, 2014
Select Income Statement Data:				
Total revenues	$ 1,096	$ 1,103	$ 929	$ 812
Adjusted EBITDA	26	(16)	(18)	(14)
Net income	6	(58)	(28)	(25)
Adjusted EBITDA attrib. to IEP	$ 26	$ (16)	$ (18)	$ (14)
Net income attrib. to IEP	6	(58)	(28)	(25)
Select Balance Sheet Data[2]:				
Total assets	$ 476	$ 417	$ 334	$ 321
Equity attributable to IEP	384	338	273	255

Highlights and Recent Developments

- NAFTA steel demand growth is forecasted to be 3.1% in 2014[1]
- Increasing global demand for steel and other metals drives demand for U.S. scrap exports
- PSC is in attractive regional markets
  - $1.8 billion of steel capacity additions in PSC's geographic area including: V&M Star ($1.0 billion), Republic ($85 million), US Steel ($500 million) and Timken ($225 million)
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnace drive scrap demand and are significantly more energy efficient than blast furnaces
  - Electric arc furnace steel mills are 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business (30% of total revenues in 2012)
  - Opportunities for market extension: auto parts, e-recycling, wire recycling

(1) World Steel Association.
(2) Balance Sheet data as of the end of each respective fiscal period.

26

Segment: Real Estate

Company Description

- Consists of rental real estate, property development and associated resort activities
- Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants
- Property development and resort operations are focused on the construction and sale of single and multi-family houses, lots in subdivisions and planned communities and raw land for residential development

Historical Segment Financial Summary

Real Estate Segment ($ millions)	FYE December 31, 2011	FYE December 31, 2012	FYE December 31, 2013	LTM June 30, 2014
Select Income Statement Data:				
Total revenues	$ 90	$ 88	$ 85	$ 93
Adjusted EBITDA	47	47	46	48
Net income	18	19	17	22
Adjusted EBITDA attrib. to IEP	$ 47	$ 47	$ 46	$ 48
Net income attrib. to IEP	18	19	17	22
Select Balance Sheet Data[1]:				
Total assets	$ 1,004	$ 852	$ 780	$ 785
Equity attributable to IEP	906	763	711	726

Highlights and Recent Developments

- Business strategy is based on long-term investment outlook and operational expertise

Rental Real Estate Operations

- Net lease portfolio overview
  - Single tenant (over $100 billion market cap, A- credit) for two large buildings with leases through 2020 – 2021
  - 29 additional properties with 2.9 million square feet: 14% Retail, 55% Industrial, 31% Office
- Maximize value of commercial lease portfolio through effective management of existing properties
  - Seek to sell assets on opportunistic basis

Property Development and Resort Operations

- New Seabury in Cape Cod, Massachusetts and Grand Harbor and Oak Harbor in Vero Beach, Florida each include land for future residential development of approximately 271 and 1,325 units, respectively
  - Both developments operate golf and resort activities
- Opportunistically acquired Fontainebleau (Las Vegas casino development) in 2009 for $150 million

(1) Balance Sheet data as of the end of each respective fiscal period.

27

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-know brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as IZOD, Under the Canopy, and Southern Tide

Historical Segment Financial Summary

Home Fashion Segment	FYE December 31,			LTM June 30,
($ millions)	2011	2012	2013	2014
Select Income Statement Data:				
Total revenues	$ 325	$ 231	$ 187	$ 179
Adjusted EBITDA	(31)	(3)	1	5
Net income	(66)	(27)	(16)	(11)
Adjusted EBITDA attrib. to IEP	$ (24)	$ (3)	$ 1	$ 5
Net income attrib. to IEP	(56)	(27)	(16)	(11)
Select Balance Sheet Data[1]:				
Total assets	$ 319	$ 291	$ 222	$ 223
Equity attributable to IEP	283	256	191	190

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Largely completed restructuring of manufacturing footprint
  - Transitioned majority of manufacturing to low cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH implemented a more customer-focused organizational structure during the first quarter of 2012 with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

(1) Balance Sheet data as of the end of each respective fiscal period.

28

Financial Performance 29

Financial Performance Adjusted EBITDA Attributable to Icahn Enterprises Equity Attributable to Icahn Enterprises 30 $1,541 $1,546 $1,896 $2,240 FYE 2011 FYE 2012 FYE 2013 LTM 2014 $3,755 $4,669 $6,092 $6,631 As of 12/31/11 As of 12/31/12 As of 12/31/13 As of 6/30/14 LTM June 30, As of June 30, ($ in millions) 2011 2012 2013 2014 ($ in millions) 2011 2012 2013 2014 Adjusted EBITDA attributable to Icahn Enterprises Equity attributable to Icahn Enterprises Investment 876$ 158$ 816$ 1,210$ Investment 3,282$ 2,387$ 3,696$ 5,092$ Automotive 512 390 459 508 Automotive 967 860 1,660 1,684 Energy - 787 556 389 Energy - 2,383 1,926 2,029 Metals 26 (16) (18) (14) Metals 384 338 273 255 Railcar 27 77 111 197 Railcar 172 257 591 652 Gaming 37 54 45 48 Gaming 402 379 392 419 Food Packaging 35 41 50 51 Food Packaging (1) (3) 55 42 Real Estate 47 47 46 48 Real Estate 906 763 711 726 Home Fashion (24) (3) 1 5 Home Fashion 283 256 191 190 Holding Company 5 11 (170) (202) Holding Company (2,640) (2,951) (3,403) (4,458) Total 1,541$ 1,546$ 1,896$ 2,240$ Total 3,755$ 4,669$ 6,092$ 6,631$ FYE December 31, As of December 31, (1) (1) Last twelve months ended June 30, 2014

Consolidated Financial Snapshot ($Millions) 31 LTM June 30, 2011 2012 2013 2014 Revenues: Investment 1,896$ 398$ 2,031$ 2,843$ Automotive 6,937 6,677 6,876 7,043 Energy - 5,519 9,063 9,515 Metals 1,096 1,103 929 812 Railcar 691 799 744 787 Gaming 624 611 571 669 Food Packaging 338 341 346 355 Real Estate 90 88 85 93 Home Fashion 325 231 187 179 Holding Company 36 29 (150) (284) Eliminations (14) - - - 12,019$ 15,796$ 20,682$ 22,012$ Adjusted EBITDA: Investment 1,845$ 374$ 1,912$ 2,654$ Automotive 679 513 587 634 Energy - 977 869 666 Metals 26 (16) (18) (14) Railcar 187 279 311 353 Gaming 72 79 66 68 Food Packaging 48 57 67 67 Real Estate 47 47 46 48 Home Fashion (31) (3) 1 5 Holding Company 5 11 (170) (202) Consolidated Adjusted EBITDA 2,878$ 2,318$ 3,671$ 4,279$ Less: Adjusted EBITDA attrib. to NCI (1,337) (772) (1,775) (2,039) Adjusted EBITDA attrib. to IEP 1,541$ 1,546$ 1,896$ 2,240$ Capital Expenditures 494$ 936$ 1,161$ 1,236$ FYE December 31,

Strong Balance Sheet ($Millions) 32

IEP Summary Financial Information

- Significant Valuation demonstrated by market value of IEP's public subsidiaries and Holding Company interest in Funds and book value or market comparables of other assets

($ Millions)

	As of				
	June 30 2013	Sept 30 2013	Dec 31 2013	March 31 2014	June 30 2014
Market-valued Subsidiaries:					
Holding Company interest in Funds (1)	$2,543	$3,573	$3,696	$4,702	$5,092
CVR Energy (2)	3,375	2,743	3,092	3,008	3,431
CVR Refining (2)	180	150	136	140	150
Federal-Mogul (2)	783	2,033	2,383	2,266	2,450
American Railcar Industries (2)	398	466	543	831	805
Total market-valued subsidiaries	$7,279	$8,965	$9,850	$10,947	$11,928
Other Subsidiaries					
Tropicana (3)	$566	$528	$444	$467	$424
Viskase (3)	237	278	290	252	242
Real Estate Holdings (4)	717	723	711	719	726
PSC Metals (4)	322	302	273	261	255
WestPoint Home (4)	205	205	191	190	190
AEP Leasing / ARL (5)	142	214	754	810	864
Total - other subsidiaries	$2,189	$2,250	$2,663	$2,699	$2,701
Add: Holding Company cash and cash equivalents (6)	1,412	958	782	995	1,099
Less: Holding Company debt (6)	(3,525)	(4,017)	(4,016)	(5,485)	(5,485)
Add: Other Holding Company net assets (6)	(133)	(72)	(147)	(214)	(72)
Indicative Net Asset Value	**$7,222**	**$8,084**	**$9,132**	**$8,942**	**$10,171**

Note: Indicative net asset value does not purport to reflect a valuation of IEP. The calculated indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1) Fair market value of Holding Company's interest in the Funds and investment segment cash as of each respective date.
(2) Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.
(3) Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2013,and June 30, 2013 and 8.0x Adjusted EBITDA for the twelve months ended June 30, 2014, March 31, 2014 and December 31, 2013. Viskase valued at 10.0x Adjusted EBITDA for the twelve months ended September 30, 2013, 9.5x Adjusted EBITDA for the twelve months ended June 30, 2013 and December 31, 2013 and 9.0x Adjusted EBITDA for the twelve months ended June 30, 2014 and March 31, 2014.
(4) Represents equity attributable to us as of each respective date.
(5) From June 30, 2013 to September 30, 2013, represents book value of AEP Leasing. For December 31, 2013, March 31, 2014 and June 30, 2014, ARL value assumes the present value of cash flows from leased railcars plus working capital.
(6) Holding Company's balance as of each respective date.

33

Appendix—Adjusted EBITDA & Adjusted Net Income Reconciliations 34

Adjusted EBITDA Reconciliation by Segment – Twelve Months Ended June 30, 2014

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ 2,544	$ 270	$ 334	$ (25)	$ 160	$ 38	$ 57	$ 22	$ (11)	$ (548)	$ 2,841
Interest expense, net	110	106	38	-	46	11	19	4	-	297	631
Income tax (benefit) expense	-	(176)	103	(18)	31	15	(50)	-	-	(55)	(150)
Depreciation, depletion and amortization	-	315	215	26	99	40	21	23	8	-	747
EBITDA before non-controlling interests	**$ 2,654**	**$ 515**	**$ 690**	**$ (17)**	**$ 336**	**$ 104**	**$ 47**	**$ 49**	**$ (3)**	**$ (306)**	**$ 4,069**
Impairment	-	8	-	2	-	1	-	1	1	-	13
Restructuring	-	62	-	-	-	-	-	-	9	-	71
Non-service cost of U.S. based pension	-	(2)	-	-	-	-	2	-	-	-	-
FIFO impact unfavorable	-	-	(38)	-	-	-	-	-	-	-	(38)
Certain share-based compensation expense	-	3	18	-	6	-	-	-	-	-	27
Losses on divestitures	-	8	-	-	-	-	-	-	-	-	8
Net loss on extinguishment of debt	-	36	-	-	2	5	16	-	-	108	167
Unrealized gains on certain derivatives	-	-	(3)	-	-	-	-	-	-	-	(3)
Other	-	4	(1)	1	9	(42)	2	(2)	(2)	(4)	(35)
Adjusted EBITDA before non-controlling interests	**$ 2,654**	**$ 634**	**$ 666**	**$ (14)**	**$ 353**	**$ 68**	**$ 67**	**$ 48**	**$ 5**	**$ (202)**	**$ 4,279**
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ 1,157	$ 256	$ 164	$ (25)	$ 70	$ 27	$ 42	$ 22	$ (11)	$ (548)	$ 1,154
Interest expense, net	53	88	22	-	27	7	14	4	-	297	512
Income tax (benefit) expense	-	(188)	91	(18)	6	11	(35)	-	-	(55)	(188)
Depreciation, depletion and amortization	-	254	124	26	63	28	15	23	8	-	541
EBITDA attributable to Icahn Enterprises	**$ 1,210**	**$ 410**	**$ 401**	**$ (17)**	**$ 166**	**$ 73**	**$ 36**	**$ 49**	**$ (3)**	**$ (306)**	**$ 2,019**
Impairment	-	7	-	2	-	-	-	1	1	-	11
Restructuring	-	50	-	-	-	-	-	-	9	-	59
Non-service cost of U.S. based pension	-	(1)	-	-	-	-	1	-	-	-	-
FIFO impact unfavorable	-	-	(23)	-	-	-	-	-	-	-	(23)
Certain share-based compensation expense	-	2	13	-	4	-	-	-	-	-	19
Losses on divestitures	-	6	-	-	-	-	-	-	-	-	6
Net loss on extinguishment of debt	-	31	-	-	1	3	12	-	-	108	155
Unrealized gains on certain derivatives	-	-	(2)	-	-	-	-	-	-	-	(2)
Other	-	3	-	1	26	(28)	2	(2)	(2)	(4)	(4)
Adjusted EBITDA attributable to Icahn Enterprises	**$ 1,210**	**$ 508**	**$ 389**	**$ (14)**	**$ 197**	**$ 48**	**$ 51**	**$ 48**	**$ 5**	**$ (202)**	**$ 2,240**

35

Adjusted EBITDA Reconciliation by Segment – Twelve Months Ended December 31, 2013

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ 1,902	$ 263	$ 479	$ (28)	$ 139	$ 19	$ 43	$ 17	$ (16)	$ (374)	$ 2,444
Interest expense, net	10	108	47	-	40	13	22	4	-	300	544
Income tax (benefit) expense	-	(180)	195	(20)	31	3	(51)	-	-	(96)	(118)
Depreciation, depletion and amortization	-	296	208	26	92	34	21	23	8	-	708
EBITDA before non-controlling interests	**$ 1,912**	**$ 487**	**$ 929**	**$ (22)**	**$ 302**	**$ 69**	**$ 35**	**$ 44**	**$ (8)**	**$ (170)**	**$ 3,578**
Impairment	-	8	-	2	-	3	-	2	1	-	16
Restructuring	-	40	-	-	-	-	-	-	10	-	50
Non-service cost of U.S. based pension	-	2	-	-	-	-	3	-	-	-	5
FIFO impact unfavorable	-	-	(21)	-	-	-	-	-	-	-	(21)
OPEB curtailment gains	-	(19)	-	-	-	-	-	-	-	-	(19)
Certain share-based compensation expense	-	5	18	-	5	-	-	-	-	-	28
Losses on divestitures	-	60	-	-	-	-	-	-	-	-	60
Net loss on extinguishment of debt	-	-	(5)	-	-	5	-	-	-	-	-
Unrealized gains on certain derivatives	-	-	(51)	-	-	-	-	-	-	-	(51)
Other	-	4	(1)	2	4	(11)	29	-	(2)	-	25
Adjusted EBITDA before non-controlling interests	**$ 1,912**	**$ 587**	**$ 869**	**$ (18)**	**$ 311**	**$ 66**	**$ 67**	**$ 46**	**$ 1**	**$ (170)**	**$ 3,671**
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ 812	$ 250	$ 289	$ (28)	$ 30	$ 13	$ 32	$ 17	$ (16)	$ (374)	$ 1,025
Interest expense, net	4	88	32	-	11	9	16	4	-	300	464
Income tax (benefit) expense	-	(191)	162	(20)	9	2	(36)	-	-	(96)	(170)
Depreciation, depletion and amortization	-	234	121	26	35	23	15	23	8	-	485
EBITDA attributable to Icahn Enterprises	**$ 816**	**$ 381**	**$ 604**	**$ (22)**	**$ 85**	**$ 47**	**$ 27**	**$ 44**	**$ (8)**	**$ (170)**	**$ 1,804**
Impairment	-	7	-	2	-	2	-	2	1	-	14
Restructuring	-	31	-	-	-	-	-	-	10	-	41
Non-service cost of U.S. based pension	-	2	-	-	-	-	2	-	-	-	4
FIFO impact unfavorable	-	-	(15)	-	-	-	-	-	-	-	(15)
OPEB curtailment gains	-	(15)	-	-	-	-	-	-	-	-	(15)
Certain share-based compensation expense	-	4	13	-	3	-	-	-	-	-	20
Losses on divestitures	-	46	-	-	-	-	-	-	-	-	46
Net loss on extinguishment of debt	-	-	(3)	-	-	3	-	-	-	-	-
Unrealized gains on certain derivatives	-	-	(43)	-	-	-	-	-	-	-	(43)
Other	-	3	-	2	23	(7)	21	-	(2)	-	40
Adjusted EBITDA attributable to Icahn Enterprises	**$ 816**	**$ 459**	**$ 556**	**$ (18)**	**$ 111**	**$ 45**	**$ 50**	**$ 46**	**$ 1**	**$ (170)**	**$ 1,896**

36

Adjusted EBITDA Reconciliation by Segment – Twelve Months Ended December 31, 2012

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ 372	$ (22)	$ 338	$ (58)	$ 92	$ 30	$ 6	$ 19	$ (27)	$ 12	$ 762
Interest expense, net	2	136	38	-	57	12	21	5	-	283	554
Income tax (benefit) expense	-	(29)	182	(1)	42	4	5	-	-	(284)	(81)
Depreciation, depletion and amortization	-	289	128	26	83	32	18	23	8	-	607
EBITDA before non-controlling interests	**$ 374**	**$ 374**	**$ 686**	**$ (33)**	**$ 274**	**$ 78**	**$ 50**	**$ 47**	**$ (19)**	**$ 11**	**$ 1,842**
Impairment	-	98	-	18	-	2	-	-	11	-	129
Restructuring	-	26	-	-	-	-	1	-	4	-	31
Non-service cost of U.S. based pension	-	35	-	-	-	-	3	-	-	-	38
FIFO impact unfavorable	-	-	71	-	-	-	-	-	-	-	71
OPEB curtailment gains	-	(51)	-	-	-	-	-	-	-	-	(51)
Certain share-based compensation expense	-	(4)	33	-	5	-	-	-	-	-	34
Major scheduled turnaround expense	-	-	107	-	-	-	-	-	-	-	107
Expenses related to certain acquisitions	-	-	6	-	-	-	-	-	-	-	6
Net loss on extinguishment of debt	-	-	6	-	2	2	-	-	-	-	10
Unrealized loss on certain derivatives	-	-	68	-	-	-	-	-	-	-	68
Other	-	35	-	(1)	(2)	(3)	3	-	1	-	33
Adjusted EBITDA before non-controlling interests	**$ 374**	**$ 513**	**$ 977**	**$ (16)**	**$ 279**	**$ 79**	**$ 57**	**$ 47**	**$ (3)**	**$ 11**	**$ 2,318**
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ 157	$ (24)	$ 263	$ (58)	$ 29	$ 21	$ 4	$ 19	$ (27)	$ 12	$ 396
Interest expense, net	1	105	31	-	8	8	15	5	-	283	456
Income tax (benefit) expense	-	(22)	149	(1)	23	3	4	-	-	(284)	(128)
Depreciation, depletion and amortization	-	224	105	26	13	22	13	23	8	-	434
EBITDA attributable to Icahn Enterprises	**$ 158**	**$ 283**	**$ 548**	**$ (33)**	**$ 73**	**$ 54**	**$ 36**	**$ 47**	**$ (19)**	**$ 11**	**$ 1,158**
Impairment	-	76	-	18	-	1	-	-	11	-	106
Restructuring	-	20	-	-	-	-	1	-	4	-	25
Non-service cost of U.S. based pension	-	27	-	-	-	-	2	-	-	-	29
FIFO impact unfavorable	-	-	58	-	-	-	-	-	-	-	58
OPEB curtailment gains	-	(40)	-	-	-	-	-	-	-	-	(40)
Certain share-based compensation expense	-	(3)	27	-	3	-	-	-	-	-	27
Major scheduled turnaround expense	-	-	88	-	-	-	-	-	-	-	88
Expenses related to certain acquisitions	-	-	4	-	-	-	-	-	-	-	4
Net loss on extinguishment of debt	-	-	5	-	1	1	-	-	-	-	7
Unrealized loss on certain derivatives	-	-	57	-	-	-	-	-	-	-	57
Other	-	27	-	(1)	-	(2)	2	-	1	-	27
Adjusted EBITDA attributable to Icahn Enterprises	**$ 158**	**$ 390**	**$ 787**	**$ (16)**	**$ 77**	**$ 54**	**$ 41**	**$ 47**	**$ (3)**	**$ 11**	**$ 1,546**

37

Adjusted EBITDA Reconciliation by Segment – Twelve Months Ended December 31, 2011

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ 1,830	$ 168	$ -	$ 6	$ 40	$ 24	$ 6	$ 18	$ (66)	$ (226)	$ 1,800
Interest expense, net	15	136	-	-	62	8	21	6	1	223	472
Income tax (benefit) expense	-	17	-	(3)	4	3	5	-	-	8	34
Depreciation, depletion and amortization	-	284	-	23	81	32	16	23	10	-	469
EBITDA before non-controlling interests	$ 1,845	$ 605	$ -	$ 26	$ 187	$ 67	$ 48	$ 47	$ (55)	$ 5	$ 2,775
Impairment	-	48	-	-	-	5	-	-	18	-	71
Restructuring	-	5	-	-	-	-	-	-	6	-	11
Non-service cost of U.S. based pension	-	25	-	-	-	-	-	-	-	-	25
OPEB curtailment gains	-	(1)	-	-	-	-	-	-	-	-	(1)
Certain share-based compensation expense	-	1	-	-	-	-	-	-	-	-	1
Other	-	(4)	-	-	-	-	-	-	-	-	(4)
Adjusted EBITDA before non-controlling interests	$ 1,845	$ 679	$ -	$ 26	$ 187	$ 72	$ 48	$ 47	$ (31)	$ 5	$ 2,878
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ 868	$ 121	$ -	$ 6	$ 2	$ 13	$ 4	$ 18	$ (56)	$ (226)	$ 750
Interest expense, net	8	105	-	-	11	5	15	6	-	223	373
Income tax (benefit) expense	-	13	-	(3)	2	3	4	-	-	8	27
Depreciation, depletion and amortization	-	217	-	23	12	13	12	23	9	-	309
EBITDA attributable to Icahn Enterprises	$ 876	$ 456	$ -	$ 26	$ 27	$ 34	$ 35	$ 47	$ (47)	$ 5	$ 1,459
Impairment	-	37	-	-	-	3	-	-	18	-	58
Restructuring	-	4	-	-	-	-	-	-	5	-	9
Non-service cost of U.S. based pension	-	18	-	-	-	-	-	-	-	-	18
OPEB curtailment gains	-	(1)	-	-	-	-	-	-	-	-	(1)
Certain share-based compensation expense	-	1	-	-	-	-	-	-	-	-	1
Other	-	(3)	-	-	-	-	-	-	-	-	(3)
Adjusted EBITDA attributable to Icahn Enterprises	$ 876	$ 512	$ -	$ 26	$ 27	$ 37	$ 35	$ 47	$ (24)	$ 5	$ 1,541

38

Adjusted EBITDA Reconciliation by Segment – Six Months Ended June 30, 2014

($Millions)

	Investment	Automotive	Energy	Metals	Railcar	Gaming	Food Packaging	Real Estate	Home Fashion	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	$ 1,035	$ 29	$ 339	$ (10)	$ 83	$ 39	$ -	$ 13	$ (1)	$ (327)	$ 1,200
Interest expense, net	102	55	17	-	26	5	8	2	-	145	360
Income tax (benefit) expense	-	28	102	(8)	26	13	1	-	-	23	185
Depreciation, depletion and amortization	-	163	108	12	51	22	11	11	4	-	382
EBITDA before non-controlling interests	$ 1,137	$ 275	$ 566	$ (6)	$ 186	$ 79	$ 20	$ 26	$ 3	$ (159)	$ 2,127
Impairment	-	2	-	-	-		-	-	-	-	2
Restructuring	-	38	-	-	-	-	-	-	-	-	38
Non-service cost of U.S. based pension	-	(3)	-	-	-	-	-	-	-	-	(3)
FIFO impact unfavorable	-	-	(46)	-	-	-	-	-	-	-	(46)
Certain share-based compensation expense	-	(2)	9	-	4	-	-	-	-	-	11
Net loss on extinguishment of debt	-	36	-	-	2	-	16	-	-	108	162
Unrealized loss on certain derivatives	-	-	(90)	-	-	-	-	-	-	-	(90)
Other	-	1	-	(1)	3	(35)	(3)	(2)	-	(4)	(41)
Adjusted EBITDA before non-controlling interests	$ 1,137	$ 347	$ 439	$ (7)	$ 195	$ 44	$ 33	$ 24	$ 3	$ (55)	$ 2,160
Adjusted EBITDA attributable to IEP:											
Net income (loss)	$ 506	$ 19	$ 182	$ (10)	$ 51	$ 27	$ -	$ 13	$ (1)	$ (327)	$ 460
Interest expense, net	50	44	9	-	18	3	6	2	-	145	277
Income tax (benefit) expense	-	22	86	(8)	12	9	1	-	-	23	145
Depreciation, depletion and amortization	-	132	62	12	36	15	8	11	4	-	280
EBITDA attributable to Icahn Enterprises	$ 556	$ 217	$ 339	$ (6)	$ 117	$ 54	$ 15	$ 26	$ 3	$ (159)	$ 1,162
Impairment	-	2	-	-	-		-	-	-	-	2
Restructuring	-	31	-	-	-	-	-	-	-	-	31
Non-service cost of U.S. based pension	-	(2)	-	-	-	-	-	-	-	-	(2)
FIFO impact unfavorable	-	-	(29)	-	-	-	-	-	-	-	(29)
Certain share-based compensation expense	-	(2)	7	-	2	-	-	-	-	-	7
Net loss on extinguishment of debt	-	31	-	-	1	-	12	-	-	108	152
Unrealized loss on certain derivatives	-	-	(56)	-	-	-	-	-	-	-	(56)
Other	-	1	-	(1)	2	(24)	(2)	(2)	-	(4)	(30)
Adjusted EBITDA attributable to Icahn Enterprises	$ 556	$ 278	$ 261	$ (7)	$ 122	$ 30	$ 25	$ 24	$ 3	$ (55)	$ 1,237

39

Adjusted EBITDA Reconciliation by Segment –Six Months Ended June 30, 2013 ($Millions) 40 Investment Automotive Energy Metals Railcar Gaming Food Packaging Real Estate Home Fashion Holding Company Consolidated Adjusted EBITDA: Net income (loss) $ 393 $ 22 $ 484 $ (13) $ 62 $ 20 $ (14) $ 8 $ (6) $ (153) $ 803 Interest expense, net 2 57 26 - 20 7 11 2 - 148 273 Income tax (benefit) expense - 24 194 (10) 26 1 - - - (18) 217 Depreciation, depletion and amortization - 144 101 12 44 16 11 11 4 - 343 EBITDA before non-controlling interests $ 395 $ 247 $ 805 $ (11) $ 152 $ 44 $ 8 $ 21 $ (2) $ (23) $ 1,636 Impairment - 2 - - - 2 - 1 - - 5 Restructuring - 16 - - - - - - 1 - 17 Non-service cost of U.S. based pension - 1 - - - - 1 - - - 2 FIFO impact unfavorable - - (29) - - - - - - - (29) OPEB curtailment gains - (19) - - - - - - - - (19) Certain share-based compensation expense - - 9 - 3 - - - - - 12 Disposal of assets - 52 - - - - - - - - 52 Net loss on extinguishment of debt - - (5) - - - - - - - (5) Unrealized loss on certain derivatives - - (138) - - - - - - - (138) Other - 1 - - (2) (4) 24 - - - 19 Adjusted EBITDA before non-controlling interests $ 395 $ 300 $ 642 $ (11) $ 153 $ 42 $ 33 $ 22 $ (1) $ (23) $ 1,552 Adjusted EBITDA attributable to IEP: Net income (loss) $ 161 $ 13 $ 307 $ (13) $ 11 $ 13 $ (10) $ 8 $ (6) $ (153) $ 331 Interest expense, net 1 44 19 - 2 5 8 2 - 148 229 Income tax (benefit) expense - 19 157 (10) 15 - - - - (18) 163 Depreciation, depletion and amortization - 112 59 12 8 10 8 11 4 - 224 EBITDA attributable to Icahn Enterprises $ 162 $ 188 $ 542 $ (11) $ 36 $ 28 $ 6 $ 21 $ (2) $ (23) $ 947 Impairment - 2 - - - 2 - 1 - - 5 Restructuring - 12 - - - - - - 1 - 13 Non-service cost of U.S. based pension - 1 - - - - 1 - - - 2 FIFO impact unfavorable - - (21) - - - - - - - (21) OPEB curtailment gains - (15) - - - - - - - - (15) Certain share-based compensation expense - - 7 - 1 - - - - - 8 Disposal of assets - 40 - - - - - - - - 40 Net loss on extinguishment of debt - - (3) - - - - - - - (3) Unrealized loss on certain derivatives - - (97) - - - - - - - (97) Other - 1 - - (1) (3) 17 - - - 14 Adjusted EBITDA attributable to Icahn Enterprises $ 162 $ 229 $ 428 $ (11) $ 36 $ 27 $ 24 $ 22 $ (1) $ (23) $ 893

Adjusted net income attributable to Icahn Enterprises reconciliation 41 ($ in millions) 2014 2013 2014 2013 Net income attributable to Icahn Enterprises 489$ 54$ 460$ 331$ Loss (gain) on extinguishment of debt attributable to Icahn Enterprises 31 - 152 (3) Adjusted net income attributable to Icahn Enterprises 520$ 54$ 612$ 328$ Three Months Ended June 30, Six Months Ended June 30, The following is a reconciliation of net income attributable to Icahn Enterprises, presented and reported in accordance to U.S. generally accepted accounting principles, to adjusted net income attributable to Icahn Enterprises, adjusted for gains or losses on extinguishment of debt attributable to Icahn Enterprises: